UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 12, 2018

TRUEBLUE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction
of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)
(253) 383-9101
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On December 13, 2018, TrueBlue, Inc. (the "Company") filed a Current Report on Form 8-K (the “Original Form 8-K”) under Item 5.02 to report the notification received on December 12, 2018 from Mr. Joe Sambataro Jr. of his intention to retire from the Company's Board of Directors effective December 31, 2018. This Form 8-K/A correction to the previously filed Form 8-K includes a correction to the date of the report to reflect the date of the earliest event reported of December 12, 2018, and corrections in formatting of the cover page.

Except as described above, no other changes have been made to the Original Report. We have restated the entire filing for convenience to the reader.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain OFficers; Compensatory Arrangements of Certain Officers.
On December 12, 2018 Joe Sambataro Jr. notified TrueBlue, Inc. (the “Company”) of his intention to retire from the Company’s Board of Directors. Mr. Sambataro’s resignation will be effective December 31, 2018 and he will not stand for re-election at the Company’s next annual meeting of shareholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date:	December 14, 2018	By:	/s/ James E. Defebaugh
James E. Defebaugh
Executive Vice President, General Counsel & Secretary